UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 27, 2004

                            ------------------------
                       SOVEREIGN SPECIALTY CHEMICALS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                     333-39373             36-4176637
 (State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
  incorporation or organization)                            Identification No.)

       225 West Washington Street                                   60606
       Suite 1450, Chicago, IL                                   (Zip Code)
       (Address of principal executive offices)


                                 (312) 419-7100
              (Registrant's telephone number, including area code)

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

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ITEM 1.02         Termination of a Material Definitive Agreement.

                  In connection with the previously announced merger of Henkel Merger Corporation with and into Sovereign Specialty Chemicals, Inc. ("Sovereign"), which closed on December 27, 2004 (the "Merger"), and pursuant to the Agreement and Plan of Merger, dated October 6, 2004 (the "Merger Agreement"), by and among Sovereign, Henkel Corporation ("Henkel") and Henkel Merger Corporation, Sovereign discontinued the Sovereign Specialty Chemicals, Inc. Stock Option Plan, effective as of the effective time of the Merger on December 27, 2004.

                  Pursuant to the Merger Agreement, Sovereign also terminated its Management Agreement, dated as of December 29, 1999, by and between Sovereign and AEA Investors LLC, as amended and restated by the Amended and Restated Management Agreement, dated as of March 21, 2000 (the "Termination Agreement"), effective as of the effective time of the Merger on December 27, 2004. A copy of the Termination Agreement is attached hereto as Exhibit 10.25.

                   In connection with the closing of the Merger, Sovereign also terminated the Amended and Restated Credit Agreement dated as of April 6, 2000 among Sovereign, certain of its subsidiaries, the lender parties party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the "Credit Agreement") and amounts outstanding under the Credit Agreement were repaid.

ITEM 5.01         Change in Control of Registrant.

                  On December 27, 2004, pursuant to the Merger Agreement, Henkel Merger Corporation was merged with and into Sovereign, with Sovereign surviving as a wholly owned subsidiary of Henkel. The cash transaction was valued at approximately $575 million. Prior to the effective time of the Merger, Sovereign was owned by an investment group led by AEA Investors Inc.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                  Pursuant to the terms of the Merger Agreement and from and after the effective time of the Merger, the directors of Henkel Merger Corporation became the directors of the corporation surviving the Merger and the officers of Sovereign became the officers of the corporation surviving the Merger. The directors of Sovereign from and after the effective time of the Merger are John E. Knudson (Chairman), Kenneth R. Pina and James E. Ripka.

ITEM 5.03         Amendment to Articles of Incorporation or Bylaws; Change in
                  Fiscal Year.

                  Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of Henkel Merger Corporation in effect immediately prior to the effective time of the Merger became the bylaws and certificate of incorporation of Sovereign at and from the effective time of the Merger. A copy of the certificate of incorporation of Sovereign in effect immediately after the effective time of the Merger is attached hereto as Exhibit 3.3, and a copy of the bylaws of Sovereign in effect immediately after the effective time of the Merger is attached hereto as Exhibit 3.4.

ITEM 8.01.  Other Events.

                  On December 28, 2004, Henkel KGaA issued a press release announcing the merger of Henkel Merger Corporation with and into Sovereign, with Sovereign surviving. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01         Financial Statements and Exhibits.

         The following are filed as exhibits to this Current Report on Form 8-K:

               3.3 Amended and Restated Certificate of Incorporation of Sovereign Specialty Chemicals, Inc.

               3.4  Bylaws of Sovereign Specialty Chemicals, Inc.

             10.25 Termination Agreement, dated December 27, 2004, by and between Sovereign Specialty Chemicals, Inc. and AEA Investors LLC.

              99.1  Press Release of Henkel, dated December 28, 2004.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            SOVEREIGN SPECIALTY CHEMICALS, INC.


                                            By: /s/ Terry D. Smith
                                                -------------------------------
                                                Name:  Terry D. Smith
                                                Title:  Chief Financial Officer


Date:  December 28, 2004